UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Golden Shore Drive, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Item 5. Other Events and Regulation FD Disclosure.

On July 2, 2004, we issued a press release announcing the closing of the company’s acquisition of Health Care Horizons, Inc., the parent company of New Mexico-based Cimarron Health Plan. On July 2, 2004, we issued a second press release clarifying the projected per share earnings accretion resulting from the acquisition of Health Care Horizons as stated in the earlier release. Copies of both press releases are attached to this report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release of Molina Healthcare, Inc. issued July 2, 2004 regarding closing of New Mexico acquisition.
99.2	Press release of Molina Healthcare, Inc. issued July 2, 2004 clarifying projected per share earnings accretion from acquisition.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: July 2, 2004	By: /s/ Mark L. Andrews
Mark L. Andrews Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary